UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

THC Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55994	26-0164981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11700 W Charleston Blvd. #73 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

(702) 602-8422

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

THC Therapeutics, Inc. (the “Company”) is filing this amended Current Report on Fo rm 8-K/A (the “Amended Report”) to amend the Current Report on Form 8-K filed on April 26, 2019 (the “Original Report”) , to correct a typographical error in the Original Report. Mr. Villani was to be issued 13,000 shares of Series A Preferred Stock —not 130,000 shares . Additionally, this Amended Report discloses the issuance of the shares to Mr. Villani .

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On April 25, 2019, the Company issued 13,000 shares of the Company’s Series A Preferred Stock to Mr. Villani in consideration of his appointment as a member of the Company’s Board of Directors. The issuance was made in reliance on the exemption from registration provided by 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation and the transaction did not involve a public offering.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 25, 2019, Fiorenzo “Enzo” Villani was appointed a member of the Company’s Board of Directors.

Mr. Villani has raised over $500 million in funding, completing M&A transactions and venture funding from private equity, venture capital funds, and the public markets during his career. He is also the founder and Managing Partner of Thrust Capital, Ltd. Previously, Mr. Villani was Managing Director, Strategy, for the NASDAQ, where he co-founded NASDAQ Global Corporate Solutions Group and where he completed the first two acquisitions to form the group. After spending six years at NASDAQ, he co-founded and became Chief Strategy Officer for a corporate communications investment fund, where he completed a $200 million strategic M&A roll-up of five Tier-1 communications firms, including DF King & Co. He has completed over 15 acquisitions over 6 continents. Mr. Villani was also CEO of Equities.com, the world’s largest middle-market and emerging growth company content publisher, growing the business 300% over three years. Mr. Villani is currently the Managing Partner at Transform Group, and Mr. Villani has lead companies that have serviced numerous public companies with digital investor relations, proxy solicitation, investor targeting, and shareholder communications. Mr. Villani holds an MBA from Cornell University.

In consideration of Mr. Villani’s appointment, he  was to  be issued 13,000 shares of the Company’s Series A Preferred Stock (with each share of Series A Preferred Stock having 100 votes and converting into 100 shares of common stock at the holder’s election), and he will be issued 1,661 shares of the Company’s common stock per quarter beginning July 31, 2019.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THC Therapeutics, Inc.

Dated: June 3, 2019	By:	/s/ Brandon Romanek
Brandon Romanek
CEO & Chairman

3